BREAK-UP ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated of February __, 2007, among GoFish Corporation, a Nevada corporation (the “Buyer”) and Bolt, Inc. (a/k/a Bolt Media, Inc.), a Delaware corporation (the “Seller”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the “Escrow Agent”). The Buyer and the Seller are sometimes referred to herein collectively as the “Interested Parties.” Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, the Buyer, BM Acquisition Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Transitory Subsidiary”), the Seller (referred to as the “Company” therein) and the Indemnification Representative named therein are parties to that certain Agreement and Plan of Merger, dated as of February 11, 2007 (the “Merger Agreement”);and

WHEREAS, the Buyer will pay cash to the Seller, and the Seller will deliver shares to the Buyer, as the case may be, if the Merger Agreement is terminated by either party as described under Section 8.2 of the Merger Agreement, which break-up cash or shares will constitute the escrow fund to be delivered into escrow pursuant to Sections 1.9(c) and 1.9(d) of the Merger Agreement to secure the obligations of the Interested Parties in the event of a termination of the Merger Agreement; and

WHEREAS, the Buyer and the Seller have agreed that the Escrow Agent shall hold the escrow fund pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.  DEPOSIT OF ESCROW PROPERTY.

(a)  To secure the performance by the Seller of the Seller’s obligation in the event the Merger Agreement is terminated by the Buyer or the Seller pursuant to Section 8.1(g) of the Merger Agreement (the "Seller Break-up Obligation"), the Seller has delivered a certificate for Common Shares (issued in the name of the Escrow Agent or its nominee) in an amount agreed upon by the Buyer and the Seller (the “Seller Escrow”) to the Escrow Agent at the Closing. Subject to the terms and conditions of this Agreement, the Escrow Agent shall hold and administer the Seller Escrow (and any interest, dividends and distributions paid thereon or proceeds received therefrom, in each case received by the Escrow Agent) (collectively, the “Seller Submitted Escrow Property”) in escrow. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Seller Submitted Escrow Property.

(b)  To secure the performance by the Buyer of the Buyer’s obligation in the event of a termination of the Merger Agreement by the Seller pursuant to Section 8.1(c) or 8.1(f) of the Merger Agreement (the "Buyer Break-up Obligation"), the Buyer has delivered $1,500,000 in cash (the “Buyer Escrow”) to the Escrow Agent at the Closing. Subject to the terms and conditions of this Agreement, the Escrow Agent shall hold and administer the Buyer Escrow (and any interest or proceeds received therefrom, in each case received by the Escrow Agent) (collectively, the “Buyer Submitted Escrow Property” and, together with the Seller Submitted Escrow Property, the “Escrow Fund”) in escrow. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Buyer Submitted Escrow Property.

(c)  The Escrow Agent hereby acknowledges receipt of the Seller Escrow from the Seller and the Buyer Escrow from the Buyer, and agrees to hold and to deliver the same in accordance with this Agreement.

(d)  So long as the Merger Agreement is not terminated by the Buyer or the Seller pursuant to Section 8.1(g) thereof, the Seller shall exercise and enjoy all the rights accruing from the ownership of the Seller Submitted Escrow Property, including the right to vote the shares in such Escrow, but excluding the right to transfer, assign, grant a lien, pledge or other security interest in or otherwise encumber or to alienate in any other manner, any of the Seller Submitted Escrow Property.

(e)  So long as the Merger Agreement is not terminated by the Seller pursuant to Section 8.1(c) or Section 8.1(f) thereof, the Buyer shall exercise and enjoy all the rights accruing from the ownership of the Buyer Submitted Escrow Property, but excluding the right to transfer, assign, grant a lien, pledge or other security interest in or otherwise encumber or to alienate in any other manner, any of the Buyer Submitted Escrow Property.

2.  PAYMENTS; RELEASE FROM ESCROW.

(a)  Whenever the Escrow Agent receives a written notice (a “Notice”) and any appropriate evidencing documentations (i) from the Buyer that the Merger Agreement has been terminated by the Buyer or the Seller pursuant to Section 8.1(g) thereof, or (ii) from the Seller that the Merger Agreement has been terminated by the Seller pursuant to Sections 8.1(c) or 8.1(f) thereof, the Escrow Agent shall send a copy of such Notice and evidencing documentations to the other party. The other party shall send a written response (a “Response”) to the Escrow Agent stating whether it agrees with the statements in the Notice. Whenever the Escrow Agent receives a Response that agrees with the Notice, then the Escrow Agent shall promptly, and in any event within three (3) business days, deliver the Buyer Submitted Escrow Property to the Seller in the case the Notice is provided by the Seller, and deliver the Seller Submitted Escrow Property to the Buyer in the case the Notice is provided by the Buyer.

(b)  If the Escrow Agent receives a Notice signed by the Seller and the Buyer stating that the Closing of the Merger has occurred, the Escrow Agent shall promptly, and in any event within three (3) business days, deliver (i) to the Seller all of the Seller Submitted Escrow Property then held by the Escrow Agent and (ii) to the Buyer all of the Buyer Submitted Escrow Property then held by the Escrow Agent, and thereupon the Escrow Agent shall be discharged of and from all other and further responsibilities with respect to the Seller Submitted Escrow Property and the Buyer Submitted Escrow Property.

(c)  Anything in this Agreement notwithstanding, if at any time the Escrow Agent receives a Notice signed by the Buyer and the Seller, or a final order of a court of competent jurisdiction that directs delivery of the Seller Submitted Escrow Property or the Buyer Submitted Escrow Property, the Escrow Agent shall, at the expense of the Interested Party receiving such Escrow Property, comply with such instructions or order. The Escrow Agent shall also be entitled to deposit the Seller Submitted Escrow Property and/or the Buyer Submitted Escrow Property with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings. Upon any delivery or deposit of the Escrow Property as provided in this Section 2(c), the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to such Escrow Property.

3.  CERTAIN TERMS CONCERNING ESCROW PROPERTY.

(a)  No Duty to Vote or Preserve Rights to Escrow Property. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Fund (including with respect to the exercise of any voting rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a request of the Seller received by the Escrow Agent at least two business days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute, or shall cause its nominee to execute, and deliver to Seller a proxy or other instrument in the form supplied to it by the Seller for voting or otherwise exercising any right with respect to any of the Seller Escrow held by it hereunder, to authorize therein the Seller to exercise such voting or other authority in respect of the Seller Escrow (provided, that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Seller Escrow, including proxy material, tenders, options, the pendency of calls and maturities and expiration of rights; it being understood that the intent of the parties is for any such notice, solicitation or other document or information to be sent directly to the Seller, and not to the Escrow Agent.

(b)  Distribution of Seller Escrow. Any distribution of all or any portion of the Seller Escrow made pursuant to Section 2 of this Agreement shall be made by delivery of the applicable certificate(s) held by the Escrow Agent representing such Seller Escrow, mailed by certified mail or nationally recognized overnight courier to the Buyer at such address as the Escrow Agent may have previously been instructed in writing.

(c)  Distribution of Escrow Fund. Any distribution of the Escrow Fund made pursuant to Section 2 of this Agreement shall be made at such address, and by such delivery method, as the Escrow Agent shall have previously been instructed in writing by the Seller and the Buyer, respectively.

(d)  Dividends and Distributions. Any dividends on the Seller Escrow, whether cash dividends or otherwise, splits and any other distributions made with respect to the Seller Escrow received by the Escrow Agent from time to time during the term of this Agreement shall be added to and become a part of the Seller Submitted Escrow Property (and, as such, shall become subject to the terms of this Agreement). The Escrow Agent shall deposit the Buyer Escrow in an interest bearing money market account that it may select in its discretion or as may be specified by the Buyer.

4.  CONCERNING THE ESCROW AGENT.

(a)  Each of the Interested Parties acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person or persons, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of any person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)  The Escrow Agent shall not be liable to any person for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damage or loss (including lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)  The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)  Notwithstanding any term in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two business days after (i) it has received the applicable documents required under this Agreement in proper form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

5.  COMPENSATION, EXPENSE REIMBURSEMENT AND INDEMNIFICATION.

(a)  Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) paying to or reimbursing the Escrow Agent for its reasonable attorney’s fees and reasonable expenses incurred in connection with the preparation of this Agreement; (ii) paying the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis (the “Escrow Fees”); and (iii) reimbursing the Escrow Agent on demand for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder that are in excess of the Escrow Fees, including payment of any legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(b)  Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, indemnifying the Escrow Agent (and its directors, officers and employees) and holding it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including attorney’s fees and other reasonable costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(c)  Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time under this Agreement, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one business day notice to the Interested Parties of its intent to do so.

(d)  The Escrow Agent may present invoices for its services hereunder (including for its fees and reimbursable expenses) and claims for indemnification hereunder to the Interested Parties by delivery of same to the Seller and the Buyer.

6.  TAX INDEMNIFICATION. Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) assuming any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) instructing the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and instructing the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as escrow agent under this Agreement, and (iii) indemnifying and holding the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to, the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

7.  RESIGNATION. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days' prior written notice of resignation to the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Seller and the Buyer will agree upon a bank or trust company as successor to the Escrow Agent hereunder, and shall deliver to the Escrow Agent a written instruction signed by the Interested Parties authorizing redelivery of the Escrow Property to such bank or trust company that they selected as successor to the Escrow Agent. If no successor escrow agent is named by the Interested Parties, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. Upon the resignation of the Escrow Agent, the Escrow Fees paid to the Escrow Agent will be returned to the party or parties that made such payment, on a pro-rated basis.

8.  DISPUTE RESOLUTION. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Property.

9.  CONSENT TO JURISDICTION AND SERVICE. The Buyer, the Escrow Agent and the Seller hereby irrevocably and unconditionally agree that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York, and hereby irrevocably and unconditionally expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waive (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that any such party may have in such action, suit or proceeding. The Buyer, the Escrow Agent and the Seller hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to such party’s address set forth herein, such service to become effective ten days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 9.

10.  WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

11.  FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

12.  NOTICES. Any notice to a party permitted or required hereunder shall be in writing, and shall be sent to such party (i) by personal delivery (in which case notice shall be effective upon delivery), (ii) by overnight delivery by a recognized courier or delivery service (in which case notice shall be effective upon confirmed receipt), or (iii) by registered or certified mail, return receipt requested, postage prepaid (in which case notice shall be effective upon confirmed receipt), or (iv) by confirmed facsimile telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case to the party at its address set forth below (or to such other address as such party may hereafter designate by written notice to the other parties) (in which case notice shall be effective upon confirmed receipt of the telecopy); communications by email are for convenience purposes only and shall not constitute notice unless also sent by the methods set forth in clauses (i) through (iv):

If to the Seller, to:

Bolt, Inc.
[ADDRESS]
Attention:
Telephone:
Facsimile:
Email:

and to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
701 Pennsylvania Avenue, NW
Washington, D.C. 20004
Attention: Sam Feigin, Esq.
Telephone: (202) 585-3512
Facsimile: (202) 434-7400
Email: sfeigin@mintz.com

with a copy (which shall not constitute notice) to

if to the Buyer,

GoFish Corporation
[ADDRESS]

and to:

McGuireWoods LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Louis Zehil, Esq.
Telephone: (212) 548-2138
Facsimile: (212) 548-2175
Email: lzehil@mcguirewoods.com

if to the Escrow Agent, to:

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Ms. Jean Clarke
Telephone: (212) 361-6173
Facsimile: (212) 361-6153
Email: jean.clarke@usbank.com

13.  MISCELLANEOUS.

(a)  Binding Effect; Successors. This Agreement shall be binding upon the parties to this Agreement and their respective heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)  Modifications; Waivers. This Agreement may not be altered or modified without the express written consent of the Interested Parties and the Escrow Agent. Waiver of any term or condition of this Agreement by any party shall be effective only if in a writing signed by the party against whom such waiver is asserted. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(d)  Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

(e)  General. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require; (ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “person” shall refer to any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity; (iv) article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement; (v) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation;” (vi) the word “or” is not exclusive; and (vii) provisions apply to successive events and transactions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

THE SELLER: BOLT, INC.

By:
Name: Title:

THE BUYER: GOFISH CORPORATION.

By:
Name: Title:

THE ESCROW AGENT: U.S. BANK TRUST NATIONAL ASSOCIATION

By:
Name: Jean Clark Title: Assistant Vice President

Exhibit A

Escrow Agent Fees

Escrow Agency Fee: $__________________, payable upon execution and delivery of this Escrow Agreement by the Escrow Agent, plus reasonable out of pocket fees and expenses, payable upon request from time-to-time to upon presentation of an invoice for same to the Seller and/or the Buyer.

(i)